Exhibit 32.2
Certification
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     In connection with the filing of the Quarterly Report on Form 10-Q of Harris Stratex Networks, Inc. (“Harris Stratex”) for the fiscal quarter ended April 3, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Thomas L. Cronan III, Senior Vice President and Chief Financial Officer of Harris Stratex, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Harris Stratex as of the dates and for the periods expressed in the Report.

Dated: May 12, 2009	/s/ Thomas L. Cronan III
	Name:	Thomas L. Cronan III
	Title:	Senior Vice President and Chief Financial Officer